Exhibit 16.1




EXHIBIT 1 TO FORM 8-K


November 9, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read item 4.01 of Form 8-K of Petrie Stores Liquidating Trust dated November 8, 2004 and are in agreement with the statements contained in the four paragraphs on page one therein.

                                                  /s/ Ernst & Young LLP



MetroPark, New Jersey